                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

   /X/ Preliminary proxy statement

   / / Definitive proxy statement

   / / Definitive additional materials

   / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        OCTEL COMMUNICATIONS CORPORATION
              ----------------------------------------------------
                 Name of Registrant as Specified in its Charter)


                        OCTEL COMMUNICATIONS CORPORATION
              ----------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

   /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).

   / / $500 per party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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      (4) Proposed maximum aggregate value of transaction:

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   / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

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      (2) Form, schedule or registration statement no.:

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      (3) Filing party:

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      (4) Date filed:





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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

                        OCTEL COMMUNICATIONS CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 1995

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Octel Communications Corporation (the "Company") will be held on November 16, 1995 at 2:00 p.m., local time, at the Company's principal offices at 1001 Murphy Ranch Road, Milpitas, California 95035 for the following purposes:

     1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected.

     2. To amend the Company's 1985 Incentive Stock Plan (the "Option Plan") to extend the term of the Option Plan for an additional ten-year period and change the name of the Option Plan to the "1995 Incentive Stock Plan."

     3. To approve an amendment to the Company's 1987 Employee Stock Purchase Plan (the "Purchase Plan") increasing the number of shares of Common Stock reserved for issuance by 475,000 shares.

     4. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company to 200,000,000.

     5. To consider a stockholder proposal by the State of Wisconsin Investment Board requiring the Board of Directors to adopt a policy prohibiting the repricing of stock options without stockholder approval.

     6. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending June 30, 1996.

     7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on September 19, 1995 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

                                          By Order of the Board of Directors

                                          Derek S. Daley, Secretary
Milpitas, California
October 10, 1995

                        OCTEL COMMUNICATIONS CORPORATION

                            PROXY STATEMENT FOR 1995
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Octel Communications Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, November 16, 1995 at 2:00 p.m., local time, or at any adjournment thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal offices at 1001 Murphy Ranch Road, Milpitas, California 95035.

     The proxy solicitation materials were mailed on or about October [4], 1995 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on September 19, 1995 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. At the Record Date, 24,593,596 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 3,247 registered stockholders. Each stockholder is entitled to one vote for each share held. No shares of the Company's Preferred Stock were outstanding. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder voting for the election of directors (Proposal No. 1) may cumulate his votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the stockholder is entitled to vote, or distributing the stockholder's votes on the same principle among as many candidates as the stockholder chooses, provided that votes may not be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes unless the candidates' names have been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. Any such notice should be directed to the Inspector of Elections at the meeting. On all other matters (Proposals No. 2-6), each share has one vote.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company has retained Chemical Mellon to aid in the solicitation of proxies from brokers, banks and other institutional nominees. The fees and expenses of such firms are not expected to exceed $11,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1996 Annual Meeting of Stockholders must have been received by the Company no later than June 13, 1996 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES

     A board of seven directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of the Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The nominees, and certain information about them as of the Record Date, are set forth below:

                                                                                         DIRECTOR
             NAME OF NOMINEE                AGE                POSITION(S)                SINCE
------------------------------------------  ---   -------------------------------------  --------
Robert Cohn...............................  46    Chairman of the Board, President and     1982
                                                  Chief Executive Officer
Anson M. Beard, Jr........................  59    Director                                 1994
Leo J. Chamberlain........................  65    Director                                 1989
Deborah A. Coleman........................  42    Director                                 1994
Nathaniel de Rothschild...................  49    Director                                 1994
Dag Tellefsen.............................  53    Director                                 1982
W. Michael West...........................  45    Vice Chairman of the Board               1995

Mr. Cohn, a founder of the Company, served as its President and Chief Executive Officer from the Company's inception in 1982 until October 1990, and then resumed those positions in November 1993. Mr. Cohn has served as a director from the Company's inception and, in June 1990, the Board of Directors appointed Mr. Cohn Chairman of the Board. Prior to founding the Company, he was employed by Acurex Corporation, a manufacturer of microprocessor-based measurement and control systems, from 1979 to 1982. From 1976 to 1979, he was employed by McKinsey & Co., Inc., a management consulting company. Mr. Cohn holds a B.S. in Mathematics and Computer Science from the University of Florida and an M.B.A. from Stanford University. Mr. Cohn is also a director of Global Village Communication, Inc., a manufacturer of communications hardware and software for personal computers.

     Mr. Beard has served as a director of the Company since June 1994. He joined Morgan Stanley & Co. Incorporated in May 1977, and from 1980 until his retirement in February 1994 served as Managing Director of its Worldwide Equity Division. In 1986, he was appointed as a director of Morgan Stanley Group, the holding company for Morgan Stanley & Co. Incorporated. He retains the position of Advisory Director of Morgan Stanley & Co. Incorporated. Mr. Beard is also a member of the Wheaton College Board of Trustees, and from 1990 to 1992 was a director of the National Association of Securities Dealers, Inc. (the "NASD"), serving as Vice Chairman of the NASD in 1992.

     Mr. Chamberlain has served as a director of the Company since March 1989. Until ROLM's acquisition by IBM in 1984, Mr. Chamberlain served on the Board of Directors of ROLM, where he had been employed as Executive Vice President until his retirement in 1982. Mr. Chamberlain is also a director of KLA Instruments Corporation, a manufacturer of semiconductor inspection equipment.

     Ms. Coleman has served as a director of the Company since March 1994. Since June 1994, Ms. Coleman has been Chairman and Chief Executive Officer of Merix Corporation, a manufacturer of technologically advanced components for sophisticated electronic equipment. From April 1993 to June 1994, Ms. Coleman served as Vice President of Materials Operations for Tektronix, Inc., a worldwide high technology equipment design and manufacturing firm. From June 1985 to April 1993, she held officer-level positions with Apple Computer, Inc., including Vice President -- World Wide Operations and Vice President -- Chief Financial Officer. Ms. Coleman has been a director of Software Publishing Corporation, a publisher of personal computer software, since November 1991.

     Mr. de Rothschild has served as a director of the Company since June 1994. He is President of Nathaniel de Rothschild Holdings Ltd., a private investment company that he founded in 1988. Mr. de Rothschild is also Chairman of the Board of Global Asset Management (USA) Inc., the U.S. subsidiary of Global Asset Management Ltd., a worldwide money management firm, and a director of St. James Place Capital, Plc.

     Mr. Tellefsen has served as a director of the Company since September 1982. He is a general partner of Glenwood Management and Glenwood II Management Corporation, investment management firms and the general partners of Glenwood Ventures I and Glenwood Ventures II, respectively, which are venture capital funds. He has been with Glenwood Management since 1982. Mr. Tellefsen is also a director of KLA Instruments Corporation, a manufacturer of semiconductor inspection equipment, Arix Computer Corporation, a manufacturer of symmetrical multiprocessing UNIX systems, and Iwerks Entertainment, Inc., a producer of out-of-home entertainment systems and software.

     Mr. West serves as Vice Chairman of the Company. He joined the Company in September 1986 as Executive Vice President and was responsible for sales and customer service. From 1979 to September 1986, Mr. West was employed by ROLM, serving for three years during this period as President of an operating subsidiary of ROLM and then as General Manager of its National Sales Division. Mr. West attended Southern Illinois University.

     John Freidenrich, a director since January 1986, and Robert Hawk, a director since March 1987, will not be standing for reelection this year. Both have served the Company very well during their tenure and contributed to the Company's success and growth. The Company appreciates the enormous service that each of these board members have given and will miss their presence and contributions. The Company intends to fill one or both of these seats over the next few years.

     There are no family relationships between directors or executive officers of the Company.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares present or represented entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership as of the Record Date of the Company's Common Stock as to (i) each director, (ii) each of the executive officers listed in the Summary Compensation Table below, (iii) all executive officers and directors as a group and (iv) each person known by the Company to beneficially own five percent or more of the outstanding shares of Common Stock.

               DIRECTORS, EXECUTIVE OFFICERS AND                     NO. OF SHARES
                 FIVE PERCENT STOCKHOLDERS(1)                      BENEFICIALLY OWNED     PERCENTAGE
               --------------------------------                    ------------------     ----------
Capital Guardian Trust.........................................        1,751,000              7.4%
  533 S. Hope Street
  Los Angeles, CA 90071
Capital Research & Management..................................        1,925,000              8.13%
  333 S. Hope Street
  Los Angeles, CA 90071
State of Wisconsin Investment Board............................        2,371,000             10.02%
  121 East Wilson Street
  Madison, WI 53702
KOPP Investment Advisors.......................................        1,202,740              5.08%
  6600 France Avenue South, #672
  Edina, MN 55435
Anson M. Beard, Jr.(2).........................................           20,000               *
Donald L. Campodonico(3).......................................           41,612               *
Leo J. Chamberlain(4)..........................................           26,603               *
Robert Cohn(5).................................................          708,567              2.88%
Deborah A. Coleman(6)..........................................           11,000               *
Derek S. Daley(7)..............................................           71,587               *
John Freidenrich(8)............................................           63,371               *
Robert C. Hawk(9)..............................................           49,155               *
David Ladd(10).................................................          138,144               *
Nathaniel de Rothschild(11)....................................            6,080               *
Dag Tellefsen(12)..............................................           22,000               *
W. Michael West(13)............................................          191,935               *
All Directors and executive officers as a group (18                    1,488,810              6.05%
  persons)(14).................................................

---------------

*Represents less than 1% of the outstanding shares of Common Stock.

(1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) Includes 5,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(3) Includes 39,200 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(4) Includes 21,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(5) Includes 376,330 shares held of record by a trust for the benefit of Mr. Cohn, his wife and their children. Also includes 376,330 shares issuable upon exercise of options which are exercisable within 60 days of the Record Date.

(6) Includes 5,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(7) Includes 43,805 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(8) Represents holdings by the Freidenrich Family Trust of 37,396 shares and by the Freidenrich Family Partnership (of which the Freidenrich Family Trust is a 50% beneficial owner) of 3,975 shares. Includes 21,000 shares issuable upon exercise of options which are exercisable within 60 days of the Record Date.

(9) Includes 21,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(10) Includes 45,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(11) Includes 5,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(12) Includes 21,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(13) Includes 109,065 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(14) Includes 848,035 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

     As of the Record Date, the per share market value of the Company's Common Stock was $40.25, based on the closing price on that date on The Nasdaq National Market.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended June 30, 1995. The Audit Committee held seven meetings, the Compensation Committee held four meetings and the Nominating Committee held one meeting during the fiscal year ended June 30, 1995. Each director attended at least 75% of Board and, where applicable, committee meetings held during the fiscal 1995.

     Messrs. Beard and Freidenrich and Ms. Coleman served on the Audit Committee of the Board of Directors until the end of fiscal 1995. As of the beginning of fiscal 1996, Ms. Coleman and Mr. Beard serve on the Audit Committee. The purpose of the Audit Committee is to review with the Company's management and independent auditors the financial statements and internal financial reporting system and controls of the Company, recommend resolutions for any dispute between the Company's management and its auditors and review other matters relating to the relationship of the Company with its auditors.

     Messrs. Chamberlain, de Rothschild and Tellefsen and Ms. Coleman currently serve on the Compensation Committee. The purpose of the Compensation Committee is to review and approve the salaries of the Company's executive officers and certain highly compensated employees for each fiscal year. The compensation of the President and Chief Executive Officer of the Company remains subject to approval by the full Board of Directors.

     Messrs. Beard, Freidenrich, de Rothschild and Tellefsen served on the Nominating Committee until the end of fiscal 1995. As of the beginning of fiscal 1996, Messrs. Beard, de Rothschild and Tellefsen serve on the Nominating Committee. The purpose of the Nominating Committee is to develop criteria for nominating new members of the Board and to identify potential candidates for such nomination. The Nominating Committee will consider stockholder recommendations for new directors. However, the final determination of whether a candidate will be nominated to become a member of the Company's Board of Directors is reserved for the Nominating Committee. Any suggestions may be submitted in writing, attention "Nominating Committee of the Board of Directors," at the Company's principal offices.

COMPENSATION OF DIRECTORS

     During fiscal 1995, each of the directors was compensated for participating in Board and committee meetings as follows: $5,000 annual fee, provided that the director attended at least five of the six non-telephonic meetings of the Board during the fiscal year; $1,500 for each meeting of the Board which the director attended in person; $250 for each meeting of the Board which the director attended via telephone; $500 for each meeting of a committee of the board (except the Stock Option Committee) which the director attended in person; and $500 per year for each member of the Stock Option Committee. In addition, the Company reimburses all directors for travel and other necessary business expenses incurred in fulfilling their duties as directors. Directors also receive stock options granted pursuant to the 1988 Directors' Stock Option Plan. See "1988 Directors' Stock Option Plan" below.

CERTAIN TRANSACTIONS

     Sales to U.S. West were approximately $22.9 million, 4.8% of the Company's total net revenues, during the Company's fiscal year ended June 30, 1995. Robert
C. Hawk, a director of the Company who is not standing for reelection this year, is an executive officer of U.S. West. Based on its sales terms and prices for similar products to similar companies (RBOCs), the Company believes that sales to U.S. West were made on an arms' length basis.

     Sales to Hewlett-Packard Company, a holder of more than 5% of the Company's Common Stock for part of the fiscal year ended June 30, 1995, were approximately $3.1 million, 0.7% of the Company's total net revenues, during the year. Based on its sales terms and prices for similar products to similar companies, the Company believes that sales to Hewlett-Packard Company were made on an arms' length basis.

     In November 1993, prior to merging with the Company, VMX, Inc. ("VMX") loaned David Ladd, an officer of the Company, $100,000 for personal use pursuant to a promissory note secured by 8,000 shares of the Company's Common Stock and due in four years with interest at the Bank of America prime rate plus one percent. The note was repaid in full on September 27, 1994.

     In December 1994, the Company loaned $1,019,027 to Robert Cohn, an executive officer and director of the Company, in connection with the exercise of and payment of taxes regarding an incentive stock option to purchase 75,000 shares of Common Stock at $11.125 per share, with interest payable at a rate of 6.66%, compounded semi-annually, and a term of three years. The loan is secured by 50,952 shares of the Company's Common Stock having a market value of $2,050,818 at September 19, 1995. In February 1995, the Company loaned $267,000 to Derek S. Daley, an executive officer of the Company, in connection with the exercise of an incentive stock option to purchase 24,000 shares of Common Stock at $11.125 per share, with interest payable at a rate of 7.43%, compounded annually, and a term of three years. The loan is secured by 12,420 shares of the Company's Common Stock having a market value of $499,905 at September 19, 1995. As of September 19, 1995, the total amount outstanding on Mr. Cohn's notes was $1,070,126 and the total amount outstanding on Mr. Daley's note was $279,066.

     The stock option agreements between the Company and certain of its officers and key employees provide for full acceleration of exercisability if their employment is terminated or their compensation is reduced in connection with a change of control of the Company. See "Compensation Committee Report -- Chairman and CEO Compensation" and "Proposal No. 2 -- Approval of Amendment Extending the Term of the 1985 Incentive Stock Plan -- Terms Of Options."

     The Company has entered into indemnification agreements with each of its directors and officers. Such agreements require the Company to indemnify such individuals to the full extent permitted by Delaware law if certain claims are brought against them in their capacities with the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or

Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Forms 5 have been filed for such persons as required, the Company believes that, during the year ended June 30, 1995, all reporting persons complied with Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE REPORT

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended June 30, 1995. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors of Octel Communications Corporation determines the Company's executive compensation policies. The Committee is comprised of four non-employee directors. The Chairman and CEO participates as a non-voting member. After evaluating management's performance, the Committee recommends compensation programs and pay levels to the full Board for approval.

COMPENSATION PHILOSOPHY

     The goals of the executive compensation program are to attract, retain and reward executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company's business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

     In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards.

     Using the assistance of an independent compensation consulting firm, the Committee regularly evaluates the competitiveness and appropriateness of the Company's executive compensation program by comparing its pay practices with other companies in the industry. For this comparison, compensation levels are compared to those of a select group of similar high-technology companies with approximately the same market capitalization, revenues and growth pattern as the Company. The comparison group is subject to occasional changes as the Company or the selected companies change their focus, merge or are acquired, or as new companies emerge. Sales growth, operating income, P/E ratio, compound annual growth rate, and market capitalization are evaluated to ensure the comparative companies have successful track records.

COMPENSATION VEHICLES

     The Company's executive compensation program includes base salary, annual incentive and long-term incentive compensation components.

BASE SALARY

     The Company reviews base salaries annually for market competitiveness. In determining competitive levels, the job responsibilities of each executive are matched with like jobs in the comparison group. Individual base salary increases may vary and reflect individual performance. This allows the Company to attract and retain the key employees necessary to meet its business objectives and enhance stockholder value.

     As a cost-containment measure, fiscal year 1996 base salary increases for the executive officers were deferred for six months and will be reviewed again in January 1996.

ANNUAL INCENTIVE PLAN

     The annual incentive portion of the 1995 executive compensation program provided cash rewards based on achievement of corporate financial goals and corporate business objectives. In 1995, the incentive target per individual was defined as a percentage of his or her base compensation. The annual incentive was based on the Company's achievement of revenue, operating income, customer satisfaction objectives and the Company's achievement of certain business objectives approved by the Board. The Company reviews the incentive targets annually for market competitiveness based on job level and responsibilities. The Company's philosophy is to leverage total compensation to provide competitive pay for the achievement of aggressive performance measures. The amount of compensation actually paid under this plan is variable or "at risk," because it is tied directly to achievement of specific corporate performance goals.

     In fiscal year 1995, all named executives received a cash award for the corporate performance portion of the Annual Incentive Plan. The Company met 98.7% of its revenue goals and 86.2% of its operating income goals, which (because the calculation of bonus payments for corporate financial achievement has aggressive downside slope and is further modified based on achievement of corporate business and customer satisfaction objectives) translated to bonus payments equal to 80% of the target bonus being paid.

     The Bonus Plan for fiscal year 1996 will have similar financial measures of revenue and operating income and, for certain executives, will be partially based on the performance of their respective business units. A portion of the bonus (80% of the target bonus percentage) will be paid on a semi-annual basis and will be based on these financial measures. The remaining 20% of the target bonus percentage will be paid annually and will be based on achievement of market share, customer satisfaction, and/or performance on key corporate projects.

CHAIRMAN AND CEO COMPENSATION

     The Committee bases compensation of all officers (except the Chairman and CEO) on the policies and procedures described above. The Chairman's base salary is $250,000 per year, well below competitive norms for a company of comparable size. He has no annual incentive bonus. The greatest portion of the Chairman and CEO's compensation is directly associated with the long-term capital growth of the Company. Although Mr. Cohn was not granted any options in fiscal 1995, he was, concurrent with his appointment to the position of Chairman and Chief Executive Officer of the Company in fiscal 1994, granted the following options to purchase Common Stock of the Company:

     350,000 shares at $25.00 per share;

     200,000 shares at $35.00 per share; and

     200,000 shares at $50.00 per share.

     These options become exercisable as to 20% of the total shares under option one year after the date of grant and up to an additional 20% after the end of each subsequent twelve-month period. These options contain acceleration provisions consistent with other stock purchases and options Mr. Cohn has made and received. The Company believes that the rewards Mr. Cohn may receive are tied to the stock price performance of the Company, from which other stockholders will derive substantial benefit as well.

STOCK OPTIONS

     To balance the annual incentive plan, stock options focus the executives' attention on the long-term performance of the Company and maximizing stockholder value. Stock options are granted with an exercisable price equal to current fair market value. Grant ranges have been established for each officer level which are based on competitive norms of the comparison group. Individual grants may vary within the range to reflect individual performance and potential. The option program also utilizes vesting periods to encourage retention of key employees.

     No options were granted to the five highest paid officers during Fiscal Year 1995.

     Specific information regarding compensation of the Chief Executive Officer and other executive officers is contained in the accompanying table.

TAX POLICY

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions for certain executive compensation in excess of $1 million. The Company endeavors to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of directors Chamberlain, Coleman, de Rothschild and Tellefsen. Robert Cohn, the Chairman of the Board, President and Chief Executive Office of the Company, currently attends meetings of the Compensation Committee but does not vote. There are no interlocks between the Company's Board of Directors or Compensation Committee and boards of directors or compensation committees of other companies.

                                          LEO CHAMBERLAIN
                                          DEBORAH COLEMAN
                                          NATHANIEL DE ROTHSCHILD
                                          DAG TELLEFSEN

STOCK PERFORMANCE GRAPH

     In accordance with Exchange Act regulations, the following performance graph compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return on the Nasdaq Index and on the Hambrecht & Quist Technology Index over the same period. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1990 and that all dividends were reinvested.

                        OCTEL             NASDAQ            H&Q TECH
                        -----             ------            --------
6/90                    $100.00           $100.00           $100.00
6/91                    $107.69           $105.89           $100.60
6/92                    $101.10           $127.17           $114.31
6/93                    $ 97.80           $159.89           $139.66
6/94                    $ 72.53           $161.50           $141.70
6/95                    $128.57           $215.32           $237.29

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for the three fiscal years ended June 30, 1995, certain compensation information with respect to the Company's Chief Executive Officer during fiscal 1995 and each of the four other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of June 30, 1995 (collectively, the "Named Executive Officers"), based upon salary and bonus earned by such executive officers and individuals in fiscal 1995.

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                              ------------
                                                                ANNUAL COMPENSATION            SECURITIES
                                                        -----------------------------------    UNDERLYING
                                                                               OTHER ANNUAL     OPTIONS/      ALL OTHER
                                                                      BONUS    COMPENSATION       SARS       COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR   SALARY ($)   ($)(1)        ($)           (#)(2)          ($)
---------------------------                      ----   ----------   -------   ------------   ------------   ------------
Robert Cohn....................................  1995    $257,933         --     $  6,167(3)          --         7,005(4)
  Chairman of the Board,                         1994     237,692         --        5,776(3)     750,000         9,318(4)
  President and Chief                            1993     237,026         --        5,522(3)          --         8,255(4)
  Executive Officer
W. Michael West................................  1995     231,888     92,400           --             --         5,595(4)
  Vice Chairman of the Board                     1994     238,658     92,450           --         67,500         8,861(4)
                                                 1993     226,431     60,425           --         20,000         8,389(4)
David Ladd.....................................  1995     190,435     82,000           --             --         7,364(4)
  Executive Vice President and                   1994     185,208     53,199           --        105,000           363(4)
  Chief Technology Officer                       1993     162,292     59,193           --             --           333(4)
Donald L. Campodonico..........................  1995     188,222     67,500           --             --         9,511(4)
  Senior Vice President                          1994     193,467     65,391           --         60,000         8,493(4)
                                                 1993     175,496     30,975           --         10,500         7,643(4)
Derek S. Daley.................................  1995     178,183    306,800(5)         --            --         7,449(4)
  Vice President, General Counsel                1994     178,183     56,850           --         35,500         6,793(4)
  and Secretary                                  1993     169,784     38,825           --          9,500         6,153(4)

---------------

(1) Includes bonuses earned in the applicable fiscal year but paid or to be paid in the following fiscal year.

(2)  No SARs were granted.

(3) Comprised of Mr. Cohn's portion of the profit-sharing payments made to most employees of the Company.

(4) Comprised of premiums for insurance policies where the officers are the beneficiaries.

(5) Includes a one-time bonus in the amount of $250,000 in recognition of reduced outside legal fees and successful results in Theis v. Octel, et.al., a major patent lawsuit decided in favor of the Company.

ANNUAL INCENTIVE PLAN

     The Company's Board of Directors has adopted an Annual Incentive Plan (the "Bonus Plan") providing for cash bonuses to officers and senior managers. Under the Bonus Plan, fiscal year 1995 bonuses to all officers, including executive officers, of the Company in an aggregate amount of approximately $1,031,000 were awarded as percentages of the individuals' salaries, based on the Company's achievement of revenue, operating income, corporate business and customer satisfaction objectives approved by the Board.

     The Bonus Plan for fiscal year 1996 will have similar financial measures of revenue and operating income and, for certain executives, will be partially based on the performance of their respective business units. A portion of the bonus (80% of the target bonus percentage) will be paid on a semi-annual basis and will be based on these financial measures. The remaining 20% of the target bonus percentage will be paid annually and will be based on achievement of market share, customer satisfaction, and/or performance on key corporate projects.

EMPLOYEE STOCK PLANS

     The following is a brief summary of the Company's employee stock plans in effect during the fiscal year ended June 30, 1995 under which officers, employees, consultants and directors of the Company received benefits. The closing sale price of the Company's Common Stock on the Record Date, as reported by The Nasdaq National Market, was $40.25 per share.

1985 INCENTIVE STOCK PLAN

     The Company's 1985 Incentive Stock Plan (the "Option Plan"), under which 9,600,000 shares are currently reserved for issuance, was adopted by the Board of Directors in 1985 and approved by the Company's stockholders in 1985. Amendments to the Option Plan were approved by the Board of Directors and the stockholders in each of the last six years and by the Board of Directors in September 1995. The Option Plan permits the direct sale of shares and the grant of both "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Tax Code")) and nonstatutory stock options to employees and officers of, and consultants to, the Company.

     As of the Record Date under the Option Plan, 690,070 shares had been sold directly, options to purchase 5,482,828 shares were outstanding at a weighted average exercise price of $22.687 per share, options for 2,695,035 shares had been exercised and 732,067 shares were available for future option grant or direct sale.

     The Option Plan is administered by the Board of Directors or a committee appointed by the Board. The Board or committee determines the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. The exercise price of all options to purchase shares of Common Stock under the Option Plan must be at least equal to the fair market value of such shares on the date of grant, and the maximum term of each incentive stock option is ten years. Options granted to officers and certain key employees under the Option Plan provide for full acceleration of exercisability in the event that, following a change in control of the Company, the optionee's employment is terminated or the optionee's compensation and benefits are reduced. See Proposal No. 2 for a more detailed description of the Option Plan and a proposal to extend the term of the Option Plan for an additional ten years.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1995
                   AND OPTION/SAR VALUES AS OF JUNE 30, 1995

     The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were exercised or held by the Named Executive Officers during fiscal 1995.

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                SHARES                         UNDERLYING UNEXERCISED           IN-THE-MONEY
                              ACQUIRED ON                          OPTIONS/SARS AT              OPTIONS/SARS
                               EXERCISE     VALUE REALIZED          JUNE 30, 1995          AT JUNE 30, 1995($)(2)
NAME                              ($)           ($)(1)        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          -----------   ---------------   -------------------------   -------------------------
Robert Cohn.................     75,000        $ 665,625           206,064/620,266          $ 1,313,660/1,557,321
W. Michael West.............         --               --             83,872/94,093                850,718/565,085
David Ladd..................         --               --             37,500/82,500                480,375/675,375
Donald L. Campodonico.......      4,700           56,988             26,700/61,500                222,188/440,187
Derek S. Daley..............     24,000          249,000             34,005/43,500                407,466/275,313

---------------

(1) Difference between the fair market value of the Common Stock purchased and the exercise price on the date of exercise.

(2) Difference between the fair market value of the underlying Common Stock and the exercise price, for in-the-money options, on June 30, 1995.

1987 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1987 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in October 1987 and approved by the stockholders in November 1987. Amendments to the Purchase Plan were approved by the Board of Directors and the stockholders in each of the last six years and by the Board of Directors in July 1995. A total of 1,650,000 shares of Common Stock is currently reserved for issuance under the Purchase Plan (see Proposal No. 3 for the proposed addition of 475,000 shares). The Purchase Plan, which is intended to qualify under Section 423 of the Tax Code, is implemented by one offering during each six-month period. Offering periods commence on or about May 1 and November 1 of each year. The Purchase Plan is administered by the Board of Directors of the Company or by a committee appointed by the Board. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week and more than five months per year. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation, at 85% of the lower of the fair market value of the Common Stock at the beginning or at the end of each offering period. See Proposal No. 3 for a more detailed description of the Purchase Plan.

     As of the Record Date, 1,619,061 shares had been sold under the Purchase Plan at a weighted average purchase price per share of $15.20 and 30,939 shares remained available for future issuance. See Proposal No. 3 regarding the addition of 475,000 shares to the Purchase Plan.

                                 PURCHASE PLAN

     The following table sets forth, as to the Named Executive Officers, all current executive officers as a group and all other employees who participated in the Purchase Plan: (i) the number of shares of the Company's Common Stock purchased under the Purchase Plan during the last fiscal year; and (ii) the dollar value of the benefit (see footnote (1) to the table):

                                                                          (I)
                                                                       NUMBER OF         (II)
                                                                        SHARES       DOLLAR VALUE
              NAME OF INDIVIDUAL OR IDENTITY OF GROUP                  PURCHASED        ($)(1)
-------------------------------------------------------------------    ---------     ------------
Robert Cohn........................................................         751       $     8,188
W. Michael West....................................................         804             8,240
David Ladd.........................................................          --                --
Donald L. Campodonico..............................................         642             4,991
Derek S. Daley.....................................................         954             8,379
All current executive officers as a group (11 persons).............       4,206            36,805
All other employees as a group.....................................     365,551         3,060,226

---------------

(1) Market value on date of purchase, minus the purchase price.

1988 DIRECTORS' STOCK OPTION PLAN

     The Company's 1988 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in November 1988, was amended in 1989 and was approved by the Company's stockholders in 1989. Amendments to the Directors' Plan were approved by the Board and the stockholders in 1990 and 1994 and by the Board in November 1991 and April 1992. A total of 350,000 shares of Common Stock is reserved for issuance under the Directors' Plan. The Directors' Plan is administered by the Board of Directors. Only non-employee directors are eligible to participate in the Directors' Plan. Eligible directors are automatically granted an option to purchase 25,000 shares of the Company's Common Stock on the date they are first elected a director, such option becoming exercisable cumulatively with respect to 5,000 shares on each of the first five anniversaries of the date of grant, unless accelerated because of a director's death or disability. On the date of the Annual Meeting of Stockholders each year, all non-employee directors who have served since the previous Annual Meeting of Stockholders and are reelected receive an immediately exercisable option for

3,000 shares. The exercise price of an option granted under the Directors' Plan is the fair market value (based on The Nasdaq National Market closing price) of the stock on the date the option is granted.

           PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT EXTENDING THE TERM
                        OF THE 1985 INCENTIVE STOCK PLAN

GENERAL

     The 1985 Incentive Stock Plan (the "Option Plan") was amended by the Board of Directors in June 1995, subject to approval by the Company's stockholders, to extend the term of the Option Plan for an additional ten-year period and to change the name of the Option Plan to the "1995 Incentive Stock Plan."

     The Option Plan is the principal means through which the Company provides equity incentives to its employees. The extension of the Option Plan's term and the subsequent reservation of shares under the Option Plan will ensure that the Board of Directors can continue to create the equity incentives necessary to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the Option Plan.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE OPTION PLAN, AS AMENDED.

     The essential features of the Option Plan are outlined below.

PURPOSES

     The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION; LIMITS ON GRANTS

     With respect to grants of options to employees who are also officers or directors of the Company, the Option Plan, as amended, shall be administered by
(i) the Board of Directors of the Company if the Board may administer the Option Plan in compliance with Rule 16b-3 under the Exchange Act ("Rule 16b-3") with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan or (ii) a committee designated by the Board of Directors to administer the Option Plan, which committee shall be constituted in such a manner as to permit the Option Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. With respect to grants of options to employees or consultants who are neither officers nor directors of the Company, the Option Plan shall be administered by (i) the Board of Directors or (ii) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate law, federal and state and securities laws and the Tax Code. If permitted by Rule 16b-3, the Option Plan may be administered by different bodies with respect to directors, non-director officers and employees who are neither officers nor directors and consultants who are not directors. For the purposes of this plan description "Board" shall mean either the Board of Directors or a committee appointed by the Board of Directors to administer the Option Plan.

ELIGIBILITY

     The Option Plan provides for the grant of options and sale of shares to employees of and consultants to the Company. Only employees may be granted incentive stock options. The Board selects the purchasers and optionees and determines the number of shares to be sold or made subject to option. As of the date of this

Proxy Statement, directors who are not also employees of the Company are not eligible to participate in the Option Plan. However, prior to March 10, 1988, such directors were eligible to participate in the Option Plan and they may still exercise options granted to them prior to that date.

     At the Record Date, the Company employed approximately           people,
          of whom were eligible to participate in the Option Plan.

TERMS OF OPTIONS

     Each option granted under the Option Plan is evidenced by a written stock option agreement between the Company and the optionee. Options are generally subject to the terms and conditions set forth below, but specific terms may vary.

     (a) Exercise of the Option. The Board determines when options may be exercised. In no event may any incentive stock option granted under the Option Plan be exercised more than ten years after the date of grant. Incentive stock options currently being granted generally expire after five years and six months. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. Payment for shares purchased upon exercise of an option shall be in such form of consideration as is authorized by the Option Plan and determined by the Board, and such form of consideration may vary for each option.

     (b) Exercise Price. The exercise price of options granted under the Option Plan is determined by the Board and may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. In the case of incentive stock options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company, the exercise price must not be less than 110% of the fair market value on the date of grant. The fair market value of the Common Stock is the closing sale price on The Nasdaq National Market on the date of grant.

     (c) Termination of Employment. If the optionee's employment or association with the Company terminates for any reason (other than death or disability), the optionee may, but only within 30 days (or such other period as may be determined by the Board, but not exceeding three months for incentive stock options) following the date of such termination, exercise any option granted under the Option Plan, but only to the extent such option was exercisable on the date of termination. To the extent that the option is not exercised within such 30-day (or other) period, the option terminates.

     (d) Disability. In the event that an employee or consultant is unable to continue his employment or consulting relationship with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Tax
Code), exercisability generally is accelerated from the usual four-year period to a three-year period, and the optionee may, but only within three months (or such other period of time not exceeding one year as is determined by the Board at the time of grant of the option) from the date of termination, exercise the option to the extent it was otherwise exercisable at the date of such termination. To the extent that the option is not exercised within such period, the option terminates.

     (e) Death. If an optionee should die while employed by, or within one month after termination of employment with, the Company, exercisability of options under the Option Plan generally is accelerated from the usual four-year period to a three-year period, and the option may be exercised at any time within six months after death by the optionee's estate, but only to the extent such options were exercisable on the date of death or termination, as the case may be.

     (f) Liquidation or Acquisition. In the event of a proposed dissolution or liquidation of the Company, options under the Option Plan terminate unless otherwise provided by the Board. In such event, the Board, in its sole discretion, may determine to make options immediately exercisable as to all shares.

     Current option agreements provide that in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, options shall be assumed or equivalent options shall be substituted by such successor corporation or its affiliate. If such successor corporation refuses to assume an option or to substitute an equivalent option, the Board shall provide for the optionee to have the right to exercise the option as to all of the Common Stock subject to the option. Most options before December 1987 allowed the Board the right to accelerate the exercisability of options whether or not a successor corporation was willing to assume such options.

     Option agreements for officers and certain key employees provide for full acceleration of exercisability in the event that, following a change in control of the Company, the optionee's employment is terminated or the optionee's compensation and benefits are reduced. The Board may, in its discretion, provide in individual option agreements for an optionee to have the right to return an option to the Company for a cash payment equal to the net value of the option upon the occurrence of a merger, sale of all or substantially all assets of the Company, tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting securities of the Company.

     (g) Non-transferability of Options. An option is generally not transferable by the optionee, other than by will or the laws of descent and distribution. However, the Board may grant or amend options in individual cases to allow an option to be transferable to a trust for the benefit of an employee or the employee's family members. Options are generally exercisable during the optionee's lifetime only by the optionee unless transferred to a trust as described above.

     (h) Withholding of Shares to Pay Tax Liability. The Option Plan allows the Company to withhold shares as to which an option has been exercised in order to comply with regulations requiring the Company to withhold taxes upon certain exercises of options. See "Tax Information -- Nonstatutory Options."

     (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board or its committee.

OPTIONS OUTSTANDING

     Options granted under the Option Plan generally become exercisable in installments. Most options granted before June 2, 1994 become exercisable as to 20% of the total shares under option one year after the date of beginning employment (for new employees) or the date of option grant (for existing employees), and as to an additional 20% after each subsequent twelve-month period so long as the optionee remains an employee of the Company. Most options granted on and after June 2, 1994 become exercisable as to 25% of the total shares under option one year after the date of beginning employment (for new employees) or the date of option grant (for existing employees), and as to an additional 25% after each subsequent twelve-month period so long as the optionee remains an employee of the Company. Exercisability is accelerated in the case of death or disability or, in certain cases, by termination of employment or reduction in compensation following a change in control, as described above. Exercisability is delayed by leaves of absence or temporary reductions in work hours. Options being granted at this time generally expire five years and six months from the date of grant.

     At the Record Date, 690,070 shares had been sold directly, options to purchase 2,695,035 shares of the Company's Common Stock had been exercised, options to purchase 5,482,828 shares were outstanding, and 732,067 shares remained available for future sale or grant under the Option Plan. The range of exercise prices per share for options outstanding under the Option Plan at the Record Date was from $0.05 to $50.00, and the weighted average exercise price per share was approximately $22.687. Expiration dates for outstanding options range from September 22, 1995 to March 15, 2001.

CAPITAL CHANGES

     In the event any change is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration, appropriate adjustment will be made in the exercise price and in the number of shares subject to options outstanding under the Option Plan, as well as in the number of shares reserved for issuance under the Option Plan.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time amend, alter, suspend or discontinue the Option Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any optionee under any grant theretofore made without such optionee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Tax Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as required.

TAX INFORMATION -- THE OPTION PLAN

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Tax Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, unless the exercise subjects the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the stock. A different timing rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as "nonstatutory options." An optionee will not recognize any taxable income at the time of grant of a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a nonstatutory option.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN, DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE TAX CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

                   PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO
                     THE 1987 EMPLOYEE STOCK PURCHASE PLAN

     The 1987 Employee Stock Purchase Plan (the "Purchase Plan") was amended by the Board of Directors in July 1995 to reserve an additional 475,000 shares of Common Stock for issuance thereunder, bringing the total number of shares under the Purchase Plan to 2,125,000.

     The Company believes that its Purchase Plan is an important factor in attracting and retaining skilled personnel. Each year the Company reviews the number of shares available for issuance under the Purchase Plan and, based on the Company's estimates of the number of shares expected to be purchased under the Purchase Plan during the coming year, management presents to the Board of Directors a recommendation for the addition of shares to the pool reserved for issuance under the Purchase Plan. The Board then reviews this recommendation and presents a proposal such as this one to the stockholders for approval.

     The initial offering period under the Purchase Plan began on February 26, 1988, and from that date to the Record Date 1,619,061 shares of the Company's Common Stock were sold under the Purchase Plan. The number of shares sold in each offering period will vary with the number of participants, the amount of their payroll deductions and the fair market value of the Company's Common Stock.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the Purchase Plan.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PURCHASE PLAN AS AMENDED, INCLUDING THE ADDITION OF SHARES TO THE POOL RESERVED FOR ISSUANCE THEREUNDER.

     The essential features of the Purchase Plan are outlined below.

GENERAL

     The Purchase Plan, and the right of participants to make purchase thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Tax Code. See "Tax Information -- The Purchase Plan."

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company at a discount through accumulated payroll deductions.

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors or a committee of members of the Board appointed by the Board, who receive no separate additional compensation for such service. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, whose decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to the Purchase Plan.

ELIGIBILITY

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company during the applicable offering period is eligible to participate in the Purchase Plan, unless the employee would own five percent or more of the total combined voting power of value of all classes of stock of the Company or of its subsidiaries (including stock issuable upon exercise of options held by such person) at the end of the offering period, or the employee would receive more than $25,000 worth of stock (computed as of the date of grant) pursuant to the Purchase Plan in any calendar year.

     At the Record Date, the Company employed approximately           people,
          of whom were eligible to participate in the Purchase Plan.
Approximately           employees were participating in the Purchase Plan as of
the Record Date.

OFFERING DATES

     The Purchase Plan is generally implemented by one offering during each six-month period. Offering periods will commence on or about May 1 and November 1 of each year. Prior to this time offering periods began on January 1 and July 1 of each year, and the Company's current offering period began July 1, 1995 and will end April 30, 1996 in order to move the offering period to the new dates approved by the Board in June 1995.

ENROLLMENT IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. Employees hired after the first day of an offering period (or who otherwise become eligible after such date) may begin participation in the Purchase Plan on the first business day of the calendar month following the month in which they are hired (or become eligible). Under the Purchase Plan, once an employee elects to participate in the Purchase Plan, enrollment in each successive offering period occurs automatically unless the employee withdraws from participation in the Purchase Plan.

PURCHASE PRICE

     The purchase price per share under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering (or for employees beginning participation later, the date such participation began) or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is the closing sale price on The Nasdaq National Market.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by after-tax payroll deductions over the offering period. The deductions may not exceed 10% of a participant's compensation. The total number of shares purchased by any participant shall in no event exceed, in any calendar year, the number of shares of Common Stock which $25,000 could purchase at the fair market value of a share of the Company's Common Stock, calculated as of the offering date. A participant may discontinue participation in the Purchase Plan, and may decrease but not increase the rate of payroll deductions, during the offering period.

PURCHASE OF STOCK; EXERCISE OF OPTION

     By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the total amount of the participant's contribution for the offering period by the lower of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period (or date his participation began) or (ii) 85% of the fair market value of the Common Stock at the end of the offering period, but in no event shall more than the number of shares of Common Stock which $25,000 could purchase at the fair market value of a share of the Company's Common Stock, calculated as of the offering date, be placed under option to a single participant in any one calendar year. Unless the employee's participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price. No fractional shares will be issued upon exercise of the option. Any amounts insufficient to purchase a full share remaining in a participant's account after exercise of the option will be credited to the participant and used in a future offering period. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

WITHDRAWAL

     A participant's interest in a given offering may be terminated by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Upon withdrawal from the Purchase Plan, accrued but unused payroll deductions are returned to the employee. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. A participant's withdrawal from an offering will not have any effect upon such participant's eligibility to participate in subsequent offering periods under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, cancels participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

CAPITAL CHANGES

     In the event of changes in the capitalization of the Company, such as stock splits or stock dividends, which result in an increase or decrease in the number of shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the price per share.

EFFECT OF LIQUIDATION, DISSOLUTION, SALE OF ASSETS OR MERGER

     In the event of a liquidation or dissolution of the Company, an employee's participation in the Purchase Plan will be terminated immediately before consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the employee's rights may be satisfied by assumption of the Company's obligations by such acquiring or successor corporation. If such corporation refuses to assume those obligations, the Board shall allow the immediate exercise of the employee's rights for 30 days, after which the employee's rights under the Purchase Plan shall terminate.

NON-ASSIGNABILITY

     No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

REPORTS

     Individual accounting will be maintained for each participant in the Purchase Plan. Each participant receives as promptly as practicable after the end of the six-month offering period a report showing the details of the participant's account.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time amend, alter, suspend or discontinue the Purchase Plan, but, except under certain conditions, no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any participant arising out of any offering period which has already commenced without such participant's written consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 423 of the Tax Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Purchase Plan amendment in such a manner and to such a degree as required.

TAX INFORMATION -- THE PURCHASE PLAN

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Tax Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN, DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE TAX CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                   PROPOSAL NO. 4 -- APPROVAL OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

     The Company's Restated Certificate of Incorporation (the "Certificate"), as currently in effect, provides that the Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $.001 per share, and 50,000,000 shares of Common Stock, par value $.001 per share. In June 1995, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 200,000,000 shares.

     Under the proposed amendment, the Sections 1 and 2 of Article FOURTH of the Certificate would be amended to read as follows:

          "Section 1. The total number of shares which the Corporation shall have authority to issue is 205,000,000 shares of capital stock.

          "Section 2. Of such authorized shares, two hundred million (200,000,000) shares shall be designated 'Common Stock,' and have a par value of $.001."

     As of September 19, 1995,           shares of Common Stock were issued and
outstanding, approximately           additional shares were issuable upon
exercise of outstanding options or purchase rights and approximately shares were reserved for future grants under the Company's stock plans.

PURPOSE AND EFFECT OF AMENDMENT

     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets or to establish a strategic relationship with a corporate partner. If the proposed amendment is adopted, 150,000,000 additional shares of Common Stock of the Company will be available for issuance by the Board of Directors without any further stockholder approval, although certain large issuances of shares may require stockholder approval in accordance with the requirements of the Nasdaq National Market. The Board of Directors believes it desirable that the Company have the flexibility to issue the additional shares without further stockholder approval. The holders of Common Stock have no preemptive rights to purchase any stock of the Company. The additional shares could be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. No actions are currently being taken with respect to any large issuance of additional shares.

     The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of delaying or preventing an unsolicited takeover attempt, including a Common Shares Rights Agreement, provisions in the 1985 Incentive Stock Plan providing for the acceleration of exercisability of outstanding options under certain circumstances in the event of a sale of assets or merger and provisions of the Certificate authorizing the Board to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

VOTE REQUIRED

     The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                PROPOSAL NO. 5 -- STOCKHOLDER PROPOSAL REGARDING
                            OPTION EXCHANGE PROGRAMS

     The Company receives many suggestions from stockholders, some as formal stockholder proposals. All are given careful attention by the Company, and management has adopted a number of the suggestions made.

     Management of the Company disagrees strongly with the adoption of the resolution proposed below and asks all stockholders to read through the Company's entire response which follows the stockholder's proposal.

     The author and proponent of the following resolution, the State of Wisconsin Investment Board ("SWIB"), Lake Terrace, 121 East Wilson Street, Madison, Wisconsin 53707, has required the Company to present the following proposal at the Annual Meeting of Stockholders. The proponent owns 2,371,000 shares of the Company's Common Stock as of the Record Date. The SWIB proposal is quoted verbatim below:

STOCKHOLDER RESOLUTION

          "WHEREAS, the Octel Communications (OCTL) board has supported the adoption of numerous incentive compensation plans over the years, regardless of company or stock performance; and

          "WHEREAS, during the previous several years, the company has granted options for millions of OCTL shares pursuant to such plans; and

          "WHEREAS, this practice has led to an unacceptable level of potential dilution to existing shareholders, especially in light of company stock performance; and

          "WHEREAS, notwithstanding extreme levels of dilution and poor company stock performance over the past five years, OCTL continues to retain a policy that outstanding options can be repriced to a lower exercise price at such time as the board shall determine;

          "NOW THEREFORE, BE IT RESOLVED:

     "That OCTL shareowners request the OCTL board of directors to adopt a policy which prohibits the repricing of any stock options to a lower strike price, without shareowner approval."

PROPONENT'S STATEMENT IN SUPPORT OF RESOLUTION

     "Stock option plans have been used by corporate management to incentivize, attract and retain qualified employees for many years. Shareholders generally support the use of reasonable incentive compensation to provide a competitive employment environment. However, excessive reliance on such plans is unfair to existing shareholders.

     "Certain companies have continued to expand the use of such plans to the point where existing shareholders face serious potential dilution. In 1994, OCTL had options granted or available for grant to employees of over 8 million shares, representing potential dilution of over 33%. OCTL has been identified by the Investor Responsibility Research Center as near the top of option plan dilution for all publicly traded companies. In all, the level of potential dilution and the trend toward even higher grants should not be encouraged.

     "Notwithstanding repeated requests, the company has refused to adopt a policy against repricing of 'underwater-options.' As if the current dilution isn't enough, this refusal allows existing option holders to replace options which are out-of-the-money for new options with a reduced exercise price. Notwithstanding stock price deterioration, OCTL has persistently made large option grants, while preserving the right to reprice if OCTL's stock drops. This raises serious questions as to management and director vigilance in monitoring the significant dilution impact to existing shareholders. We urge management to raise the stock price, not lower the exercise price.

     "We believe OCTL has been irresponsible in its use of incentive compensation, since options are authorized, issued and can be repriced without regard to performance. While we support the concept of incentive compensation, the above program is unjustified and inequitable to existing shareholders. The above resolution will help restore a modicum of discipline and fairness to the use of incentive compensation at OCTL."

MANAGEMENT'S RESPONSE

     Before responding to the specific proposal made by SWIB, management of Octel believes it is important to review the underlying facts and clarify potential misunderstandings that may arise out of a reading of SWIB's proposal reproduced above.

INCENTIVE STOCK PLANS

     As is typical among Silicon Valley businesses, which compete for skilled engineers, sales people and managers, Octel adopted a stock option plan in 1985. This plan was adopted after approval by both the Board of Directors and the stockholders of the Company. Both the Board of Directors and the stockholders were given full disclosure regarding the operation of the 1985 Incentive Stock Plan and understood that stock options were a means of aligning employee incentives with those of stockholders.

     At various times over the last ten years, management has proposed adding to the shares reserved for use under the 1985 Incentive Stock Plan in order to grant additional options. These additions of shares to the reserves were made only after full disclosure and careful consideration by the Board of Directors and upon the approval of both the Board of Directors and the stockholders. Addition of shares to the reserves and the grant of additional options was necessary in order to renew and create incentives for continuing and new employees as both older stock options were exercised and hundreds of new employees joined the Company. In addition, the Company assumed similar stock option plans of VMX, Inc. ("VMX") in connection with a merger with VMX completed in March of 1994.

     Because a stock option only becomes exercisable if an employee remains with the Company, stock options are an important means of motivating employees to remain at Octel. As stock options become fully exercisable and are exercised, their impact in motivating employees to remain with the Company dissipates, and it becomes necessary to grant new stock options to such employees. Nearly all large Silicon Valley companies use stock options to attract and retain outstanding employees, and there is significant competition to obtain skilled and experienced engineers, sales people and managers in Silicon Valley. Accordingly, stock option-based incentives are an important part of the benefits package for employees.

     The 1985 Incentive Stock Plan and the similar VMX plans are the major means by which Octel provides stock-based incentives to its employees.

OTHER PLANS

     In connection with becoming a publicly held company, Octel adopted two other stock-based incentive plans widely used in Silicon Valley and elsewhere: the 1987 Employee Stock Purchase Plan and the 1988 Directors' Stock Plan. The 1987 Employee Stock Purchase Plan allows employees to buy stock in the Company at a discount through payroll deductions. It does not permit the kind of option exchange program (what SWIB refers to as a "repricing") that SWIB's resolution is intended to affect.

     The 1988 Directors' Stock Plan provides for automatic grants of stock options to directors at fixed times as a means of attracting experienced directors and rewarding them for their service on the board in direct proportion to increases in the value of the Company's stock. While there is no restriction beyond their fiduciary obligations preventing the Board of Directors from creating an option exchange program with respect to their own options, the Board of Directors has never done so, even in times when it was felt necessary to create an option exchange program for employees.

USE OF OPTION EXCHANGE PROGRAMS

     It is important to stockholders to understand the reason the Board of Directors might adopt an option exchange program. Under some market conditions, such as those experienced in 1990 and 1994, the exercise price that employees would have to pay in order to exercise their stock options exceeds the price at which anyone could buy stock in the market. This can be because of a decline in the Company's stock price due to factors beyond the Company's control such as stock market pressures and trends or because of Company performance. Such "underwater" stock options have little incentive value to employees and may in fact be a cause of low morale and motivation. When, in the good faith judgment of the Board of Directors, this situation appears to be more damaging to the Company and its stockholders than would be the dilutive effect of an option exchange program, the Board of Directors needs to have the ability to replace such "underwater" stock options promptly with options having an exercise price equal to the then fair market value of the stock, thus restoring the opportunity for employees to receive value in the near term by building the Company and causing the market value of the stock to increase. A number of prestigious Silicon Valley businesses have used option exchange programs in the past few years.

     The Company has been judicious in its use of an option exchange program, authorizing such a program in only two of its thirteen years, 1990 and 1994. Contrary to SWIB's assertions, on each of these occasions, the Board of Directors carefully considered market conditions, employee turnover, employee morale and Company performance. The deliberations of the Board of Directors prior to authorizing such a program gave consideration to the effect on existing stockholders and determined that such a program would be in the best interest of all stockholders. Octel's policy of having the Board of Directors determine if and when an option exchange program can be authorized is conventional in the industry, and SWIB is the only entity that has written to the Company requesting a change to this policy.

WHAT OPTIONEES GIVE UP; NO DIRECTOR EXCHANGES

     Even when an option exchange program has been approved, there have been restrictions and quid pro quo's for optionees. For example, in the 1994 program, optionees were required to give up 10% of their total options, restart their vesting on a four-year track and wait to exercise their options until either (i) the market price of the stock was as high as their original exercise price or
(ii) they had held the option for over five years. In the 1990 program, which was instituted in the face of extraordinary declines in the value of technology stocks (including the Company's stock), all employees were offered the chance to participate in the program but were required to refrain from exercising their options for a nine-month "blackout" period and to delay their exercisability schedules for a full year. Senior management's options were excluded from the 1994 option exchange program in recognition of the potential unfairness in cases where managers may have been partly responsible for poor Company performance. The Board of Directors has never authorized an exchange program for its own options.

MISCHARACTERIZATION BY SWIB

     After reviewing the facts presented, management believes that the stockholders will understand why Octel objects to SWIB's characterization of the Company's incentive compensation practices as "irresponsible." Stockholders should also note that the Company objects to a number of comparative phrases in SWIB's proposal that use unstated standards, such as "unacceptable level of potential dilution," "extreme levels of dilution," "excessive reliance," "persistently made large option grants" and "inequitable to existing shareholders." When viewed in light of the applicable circumstances, Octel believes these SWIB comments are incorrect and unfair.

SOME CURRENT FACTS

     Here are the facts as of September 19, 1995: Octel's stock-based incentive plans consist of the 1985 Incentive Stock Plan (see Proposals Nos. 2 and 3), the similar VMX plans, the 1987 Employee Stock Purchase Plan and the 1988 Director's Stock Option Plan. Under 1985 Incentive Stock Plan and the VMX plans, combined, 4,076,346 shares have been issued in the past, and such shares are in the "issued and outstanding category" shown on the Company's balance sheet. 6,059,750 more shares may be issued in the future upon exercise of outstanding stock options, and 732,067 shares are reserved for issuance upon exercise of options that may be granted in the future.

     Octel also maintains the 1987 Employee Stock Purchase Plan, pursuant to which approximately 1,619,061 shares have been sold in the past and are in the "issued and outstanding category" shown on the Company's balance sheet. An additional 30,939 shares are currently reserved for issuance to employees on a payroll deduction plan. Option exchange programs do not affect this plan. See Proposal No. 4.

     Octel's director plan is the 1988 Director's Option Plan, pursuant to which [33,000] shares have been issued in the past, and such shares are in the "issued and outstanding category" shown on the Company's balance sheet. [175,000] more shares may be issued in the future upon exercise of outstanding stock options, and [142,000] shares are reserved for issuance upon exercise of options that may be issued in the future.

     Octel has a total of 24,593,596 shares issued and outstanding as of September 19, 1995 (net of stock repurchased by the Company during the year, the effect of which is to increase both the stock price per share and the percentage of the outstanding shares represented by stock options). The outstanding options from all of Octel's plans combined represent 25.48% of the total number of outstanding shares, and this percentage increases to 29.03% when shares that are reserved for issuance pursuant to additional stock options that may be granted in the future are included.

EFFORTS TO REDUCE POTENTIAL DILUTION

     The Company recognizes that the number of outstanding stock options is relatively high in comparison to the number of shares outstanding and some other companies. The reasons for this are complex, and include (i) "entitlement" philosophies of some executives that have since been replaced, (ii) options granted in connection with mergers and acquisitions where the acquired companies' employees did not have an equity-based interest to the extent that Octel employees did and Octel's management believed that it would be essential to achieving integration and consistent motivation to grant options to such new employees, (iii) options granted in order to help the Company attract a CEO at a key time for the Company -- stockholders should note that the majority of Mr. Cohn's stock options were granted at exercise prices ($35 and $50 per share) well above the market price of the Company's stock at the time they were granted so that his incentives are tightly aligned with those of stockholders in increasing the value of the Company; and (iv) the effect of completely restarting vesting requirements in connection with the option exchange program in 1994. The Company and its management team are striving to improve the fundamentals of the business, be wise in the granting of new options, increase the value of the Company so that existing options will be exercised and continue to attract and retain the best individuals to build the value of the Company. The Company believes that the Board of Directors needs continued flexibility to create and approve an option exchange program without undue delay or expense if events in the market, whether or not directly related to Octel's performance, make it prudent for the good of the Company.

THE SWIB PROPOSAL

     Turning to the specific proposal recommended by SWIB, the Company believes that requiring stockholders to approve the rare action of the Board of Directors in authorizing an option exchange program would be unnecessary, time consuming and wasteful of the Company's money. The Board of Directors is a group of experienced executives elected by the stockholders specifically because of their experience and judgment. Each director has a fiduciary obligation to the stockholders to approve only those actions that are for the benefit of the Company and its stockholders. The directors of the Company are personally sensitive to the morale, motivations and incentives of, as well as the competitive hiring environment faced by, Octel employees. Octel's management believes that to substitute the sometimes distant understanding of certain stockholders, many of whom may be unfamiliar with the operations of Octel and the use of equity compensation tools in Silicon Valley, for the judgment of directors who are in a better position to be well-informed about the Company's operations, would result in poorer management of the Company and decreased value to the stockholders.

     One of the alternatives to authorizing an option exchange program recommended by SWIB is payment of higher salaries. Because this would immediately reduce earnings significantly, stockholders would be likely to see an immediate drop in the value of their investments. Further, equity-based compensation is of significant importance in Silicon Valley and the Company would either have to pay substantially increased salaries or forego hiring of some of the best and brightest employees. This proposed solution appears to the Company's Board of Directors to be a poor one for the Company and its stockholders.

CORPORATE GOVERNANCE PHILOSOPHY

     Octel believes that the American system of corporate governance using qualified directors to manage and oversee companies' operations on a day to day basis is sound and that stockholders who disagree with the decisions of directors and management should seek to replace such individuals rather than restrict their ability to make decisions.

MANAGEMENT RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the above stockholder proposal.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

     PROPOSAL NO. 6 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has nominated KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1996. Such nomination is being presented to the stockholders for ratification at the meeting. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

                                          By Order of the Board of Directors

                                          Derek S. Daley, Secretary
Milpitas, California
October 10, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                        OCTEL COMMUNICATIONS CORPORATION

                       1995 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder(s) of Octel Communications Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 10, 1995, and hereby appoints Robert Cohn and Derek S. Daley, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Stockholders of Octel Communications Corporation, to be held on November 16, 1995, at 2:00 p.m., local time, at the Company's principal offices at 1001 Murphy Ranch Road, Milpitas, California 95035, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth below:

        THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 6, AGAINST PROPOSAL 5 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                 (Continued and to be signed on the other side)

/X/   Please mark your
      votes in the box

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 6.

1.  ELECTION OF DIRECTORS:

NOMINEES: Robert Cohn, Anson M. Beard, Jr., Leo J. Chamberlain, Deborah A. Coleman, Nathaniel de Rothschild, Dag Tellefsen, W. Michael West

              FOR all                       WITHHOLD authority to vote for all
          nominees listed                          nominees listed below
       (except as indicated)
                / /                                        / /


--------------------------------------------------------------------------------
If you wish to withhold authority to vote for any individual nominee, write that nominee's name on the line above:


2. Proposal to amend the 1985 Incentive        FOR         AGAINST      ABSTAIN
   Stock Plan (the "Option Plan") to extend
   the term of the Option Plan for an          / /           / /          / /
   additional ten-year period and change
   the name of the Option Plan to the "1995
   Incentive Stock Plan."

3. Proposal to amend the 1987 Employee
   Stock Purchase Plan to increase the         / /           / /          / /
   number of shares reserved for issuance
   thereunder.

4. Proposal to amend the Company's
   Certificate of Incorporation to increase    / /           / /          / /
   the authorized number of shares of
   Common Stock to 200,000,000

The Board of Directors recommends a vote
AGAINST Stockholder Proposal 5.

5. Stockholder proposal requiring the
   board of directors to adopt a policy
   prohibiting the repricing of stock          / /           / /          / /
   options without stockholder approval.

6. Proposal to ratify the appointment of
   KPMG Peat Marwick LLP as independent        / /           / /          / /
   auditors of the Company for the 1996
   fiscal year.

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy should be marked, dated, signed by the stockholder(s) exactly as the stockholder's name appears herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:                                                   Date
          ---------------------------------------------------     -------------

Signature:                                                   Date
          ---------------------------------------------------     -------------

                        OCTEL COMMUNICATIONS CORPORATION

                            1995 INCENTIVE STOCK PLAN

                              As amended June 1995


         1. Purposes of the Plan. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

                 Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. The Board may also grant Stock Purchase Rights under this Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                 (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

                 (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (c) "Common Stock" shall mean the Common Stock of the Company.

                 (d) "Company" shall mean Octel Communications Corporation, a Delaware corporation.

                 (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

                 (f) "Consultant" shall mean any person who is engaged by the Company or any subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

                 (g) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                 (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (j) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                 (k) "Option" shall mean a stock option granted pursuant to the Plan.

                 (l) "Optioned Stock" shall mean the Common Stock subject to an Option.

                 (m) "Optionee" shall mean an Employee or Consultant who receives an Option.

                 (n) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Code.

                 (o)      "Plan" shall mean this 1995 Incentive Stock Plan.

                 (p) "Purchaser" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

                 (q) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                 (r) "Stock Purchase Right" shall mean a right, other than an Option, to purchase Common Stock pursuant to the Plan.

                 (s) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

                 (t) "Tax Date" shall mean the date that the amount of tax to be withheld by the Company is to be determined.

         3.      Stock Subject to the Plan.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 9,600,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                 If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Repurchased shares shall not become available for future grant under the Plan.

         4.      Administration of the Plan.

                 (a)      Procedure.

                          (i)      Administration With Respect to Directors and
Officers. With respect to grants of Options or Stock Purchase Rights to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                         (ii)      Multiple Administrative Bodies.  If permitted
by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                        (iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                 (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, "non-statutory stock options," or Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 7(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options or Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section 7(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;
(vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Stock Purchase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                 (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.

         5.      Eligibility.

                 (a) Options and Stock Purchase Rights may be granted only to Employees or Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted an additional Option or Options or Stock Purchase Right or Rights.

                 (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionees during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

                 (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                 (d) The Plan shall not confer upon any Optionee, Purchaser or holder of a Stock Purchase Right any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

                 (e) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

                          (i)     No Employee shall be granted, in any fiscal
year of the Company, Options and Stock Purchase Rights to purchase more than 150,000 Shares.

                         (ii)     The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 11.

                        (iii) If an Option or Stock Purchase Right is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option or Stock Purchase Right will be counted against the limit set forth in
Section V(e)(i). For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option.

         6. Term of Plan. The Plan shall become effective upon approval by the stockholders of the Company in November 1995 as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 13 of the Plan.

         7.      Exercise Price and Consideration.

                 (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Board, but shall be subject to the following:

                          (i)     In the case of any Incentive Stock Option
granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                         (ii)     In the case of any Option, other than an
Incentive Stock Option, or any Stock Purchase Right, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

                        (iii) In the case of any Option granted to any person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the

Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                         (iv)     In the case of any Option or Stock Purchase
Right granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                 (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant of the Option or Stock Purchase Right, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by The Nasdaq National Market) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or Stock Purchase Right, as reported in The Wall Street Journal.

                 (c)      Subject to compliance with applicable provisions of
Section 16(b) of the Exchange Act, (or other applicable law), the consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Board (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other Shares which (X) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (Y) have a fair market value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, (v) authorization for the Company to retain from the total number of Shares as to which the Option or Stock Purchase Right is exercised that number of Shares having a fair market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(vii) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement,
(viii) any combination of the foregoing methods of payment, (ix) or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company (Section 153 of the Delaware General Corporation Law).

         8.      Options.

                 (a) Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (i) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or shorter time as may be provided in the Stock Option Agreement, or (ii) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

                 (b)      Exercise of Option.

                          (i)     Procedure for Exercise; Rights as a
Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that an Incentive Stock Option granted prior to January 1, 1987 shall not be exercisable while there is outstanding any incentive stock option which was granted, before the granting of such Incentive Stock Option, to the same Optionee to purchase stock of the Company, any Parent or Subsidiary, or any predecessor corporation of such corporations. For purposes of this provision, an incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

                 An Option may be exercisable over a period of time or may be immediately exercisable as determined by the Board and may grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the repurchase option shall be the original price paid by the Optionee and may be paid by cancellation of any indebtedness of the Optionee to the Company. The repurchase option shall lapse at such a rate as the Board may determine.

                 Notwithstanding any other provisions of this Plan, no Option may be exercised after the expiration of the term of the Option as set forth in the Stock Option Agreement.

                 An Option may not be exercised for a fraction of a Share.

                 An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                 Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                         (ii)     Termination of Status as an Employee or
Consultant. If an Employee or Consultant ceases to serve as an Employee or as a Consultant (as the case may be), he may exercise his Option at such times and to such extent as determined by the Board at the time of grant of the Option; provided that, in the case of an Incentive Stock Option, the Option may be exercised only within thirty (30) days (or such other period of time not exceeding three (3) months as determined by the Board at the time of grant of the option) after the date he ceases to be an Employee of the Company, and only to the extent that he was entitled to exercise it at the date of such termination. To the extent that the Employee was not entitled to exercise such Incentive Stock Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                        (iii)     Disability.  Notwithstanding the provisions of
Section 8(b)(ii) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within three (3) months (or such other period of time not exceeding one (1) year as is determined by the Board at the time of grant of the Option) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                         (iv)     Death of Optionee.  In the event of the death
of an Optionee, such Optionee's Option may be exercised at such times and to such extent as determined by the Board at the time of grant of the Option; provided that, in the case of an Incentive Stock Option, in the event of the death of an Optionee:

                                  (A)      during the term of the Option who is
         at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death; or

                                  (B)      within thirty (30) days (or such
         other period of time not exceeding three (3) months as is determined by the Board at the time of grant of the Option) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                          (v)     Rule 16b-3.  Options granted to persons
subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         9.      Stock Purchase Rights.

                 (a) Rights to Purchase. After the Board of Directors determines that it will offer an Employee or Consultant the right to purchase Shares under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions relating to the offer, including the number of Shares that such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Board of Directors or its Committee made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Board of Directors.

                 (b) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to such purchase.

                 (c) Repurchase Option. Unless the Board of Directors or its Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such a rate as the Board of Directors may determine.

                 (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

                 (e) Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the shares as to which a Stock Purchase Right has been exercised, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to shares of Common Stock subject to a Stock Purchase Right, notwithstanding the exercise of a Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                 (f) Shares Available Under the Plan. Exercise of a Stock Purchase Right in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Stock Purchase Right, by the number of Shares as to which the Stock Purchase Right is exercised. Shares repurchased by the Company pursuant to
Section 9(c) hereof shall not be available for reissuance under the Plan.

         10. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or holder of a Stock Purchase Right, only by such Optionee or holder of a Stock Purchase Right.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                 In the event of the proposed dissolution or liquidation of the Company, any outstanding Options or Stock Purchase Rights shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board, and may give each Optionee or holder of a Stock Purchase Right the right to exercise his Option or Stock Purchase Right as to all or any part of the

Common Stock subject to such Option or Stock Purchase Right, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

                 In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, Options and Stock Purchase Rights shall be assumed or equivalent options or rights shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or Stock Purchase Right or to substitute an equivalent option or stock purchase right, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all of the Common Stock subject to such Option or Stock Purchase Right, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. If the Board makes an Option or Stock Purchase Right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee or holder of a Stock Purchase Right that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period. The Board may provide in individual Option Agreements for the repurchase of Options in return for a cash payment by the Company upon the occurrence of a merger, sale of all or substantially all assets of the Company, tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting securities of the Company.

         12. Time of Granting Options or Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board makes the determination granting such Option or Stock Purchase Right. Notice of the determination shall be given to each Employee to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

         13.     Amendment and Termination of the Plan.

                 (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                 (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Board and the Optionee, Purchaser or holder of a Stock Purchase Right, which agreement must be in writing and signed by the Company and the Optionee, Purchaser or holder of the Stock Purchase Right.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                 Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. Option and Stock Purchase Agreements. Options shall be evidenced by written Stock Option Agreements in such form as the Board shall approve. Upon the exercise of Stock Purchase Rights, a Purchaser shall execute a Restricted Stock Purchase Agreement in such form as the Board of Directors shall approve.

         17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such stockholders of the Company shall be:

                 (a) (i) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                 (b) obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

                 If such stockholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company.

         18. Information to Optionees and Holders of Stock Purchase Rights. The Company shall provide to each Optionee and each holder of a Stock Purchase Right, during the period for which such Optionee or holder of a Stock Purchase Right has one or more Options or Stock Purchase Rights outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options and Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

         19.     Stock Withholding to Satisfy Withholding Tax Obligations.

                 (a) Withholding. At the discretion of the Board, Purchasers and Optionees may satisfy withholding obligations as provided in this
Section 19. When a Purchaser or an Optionee incurs tax liability in connection with a Stock Purchase Right or an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Purchaser or Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Purchaser or Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued in connection with the Stock Purchase Right or the Shares to be issued upon exercise of the Option, if any, that number of Shares having a fair market value equal to the amount required to be withheld. The fair market value of the Shares to be withheld shall be determined on the Tax Date.

                 (b) Form of Election. All elections by a Purchaser or an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Secretary of the Company and shall be subject to the following restrictions:

                          (i)     the election must be made on or prior to the
applicable Tax Date;

                         (ii)     once made, the election shall be irrevocable
as to the particular Shares of the Option or Right as to which the election is made;

                        (iii) all elections shall be subject to the consent or disapproval of the Board;

                         (iv)     if the Purchaser or Optionee is subject to
Section 16 of the Exchange Act, the election must comply with the applicable provisions of the rules promulgated under Section 16(b) of the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to the Plan transactions.

                 (c) Section 83. In the event the election to have Shares withheld is made by a Purchaser or Optionee and the Tax Date is deferred under
Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Purchaser or Optionee shall receive the full number of Shares with respect to which the Stock Purchase Right or Option is exercised but such Purchaser or Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

                        OCTEL COMMUNICATIONS CORPORATION

                       1987 EMPLOYEE STOCK PURCHASE PLAN

                              As amended July 1995

         The following constitute the provisions of the Employee Stock Purchase Plan of Octel Communications Corporation.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.     Definitions.

                 (a) "Board" shall mean the Board of Directors of the Company.

                 (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (c) "Common Stock" shall mean the Common Stock, no par value, of the Company.

                 (d) "Company" shall mean Octel Communications Corporation, a Delaware corporation.

                 (e) "Compensation" shall mean all regular gross earnings, including payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

                 (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                 (h) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                 (i) "Exercise Date" shall mean the last day of each offering period of the Plan.

                 (j) "Offering Date" shall mean the first business day of each offering period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an offering period but prior to the first business day of the last calendar month of such offering period, the term "Offering Date" shall mean the first business day of the calendar month following the month in which that individual becomes an eligible Employee. Options granted after the first business day of an offering period will be subject to the same terms as the options granted on the first business day of such offering period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such offering period, a shorter term.

                 (k)      "Plan"  shall mean this Employee Stock Purchase Plan.

                 (l) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.      Eligibility.

                 (a) Any person who is an Employee as of an Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, provided that such person was not eligible to participate in such offering period as of any prior Offering Date, and further subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code. Notwithstanding the foregoing sentence, any Employee who becomes an eligible Employee in the months of July or August, 1988 may begin participation in the Plan on September 1, 1988.

                 (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4.      Offering Periods.

                 The Plan shall be implemented by one offering during each six-month period of the Plan, commencing on or about the first day following the end of the prior offering period, and continuing thereafter until terminated in accordance with paragraph 19 or 23 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

         5.      Participation.

                 (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office at such time as is specified by the Company and is prior to the applicable Offering Date (unless a later time for filing the subscription agreement is set by the Board for all eligible

Employees with respect to a given offering period). Once properly made, an eligible Employee's election to participate shall be automatically renewed for each subsequent offering period, subject to any termination or withdrawal as provided in paragraph 10.

                 (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

         6.      Payroll Deductions.

                 (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the offering period, and the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%) of his aggregate Compensation during said offering period.

                 (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

                 (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may decrease (but not increase) the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

                 (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

         7.      Grant of Option.

                 (a) On each Offering Date of each offering period, each eligible Employee beginning participation in such offering period on such Offering Date shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such offering period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during any offering period more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the first day of such offering period, and provided further that such purchase shall be subject to the limitations set forth in
Section 3(b) and 12 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                 (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the

Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing sale price or, if not so reported, the mean of the bid and asked prices of the Common Stock for such date, as reported in either case in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in The Wall Street Journal.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

         9. Delivery. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be retained in the participant's account for the subsequent offering period, subject to earlier withdrawal by the participant as provided in paragraph 10.

         10.     Withdrawal; Termination of Employment.

                 (a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

                 (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

                 (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

                 (d) A participant's withdrawal from an offering period will not have any effect upon his eligibility to participate in a succeeding offering period or in any similar plan which may hereafter be adopted by the Company.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.     Stock.

                 (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 2,125,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof during an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                 (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                 (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or jointly (with right of survivorship) in the name of the participant and another person, such as his spouse, whom the participant designates.

         13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                 (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                 (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

         14.     Designation of Beneficiary.

                 (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

                 (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any offering period shall terminate as of a date fixed by the Board and give each Plan participant the right to exercise his option as to all or any part of the shares subject to option thereunder, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Plan participant to have the right to exercise the option as to all of the shares subject to option thereunder, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Plan participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19. Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but, except as provided in paragraph 18, no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any participant arising out of any offering period which has already commenced without his or her written consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 423 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21.     Stockholder Approval.

                 (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such stockholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.*

                 (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

                 (c) If any required approval by the stockholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in paragraph 21(b) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the

------------------
* The Plan was approved at a duly held Shareholder's meeting in November of 1987.

first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an option hereunder to an officer or director after such registration, do the following:

                          (i)     furnish in writing to the holders entitled to
vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                         (ii)     file with, or mail for filing to, the
Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

                        OCTEL COMMUNICATIONS CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                                ENROLLMENT FORM

Date of enrollment:
                     --------------------

1. I, ________________________, hereby elect to participate in the Octel Communications Corporation 1987 Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribe to purchase shares of the Company's Common Stock, without par value, in accordance with this enrollment form and the Stock Purchase Plan.

2. I hereby authorize the Company to deduct from each paycheck ____% of my GROSS PAY for each payday during this Offering Period, and each subsequent offering period during which I am eligible to participate, in accordance with the provisions of the Stock Purchase Plan. I also understand that this calculated amount will be deducted from my NET PAY, or after all payroll taxes.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock, without par value, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, unless I withdraw from the Stock Purchase Plan by giving written notice to the Company, shares will be purchased for me automatically on the Exercise Date of each offering period subsequent to my filing of this enrollment form.

4. I understand that, before the Exercise Date for this Offering Period, the Company will provide me with a copy of the Company's most recent prospectus describing the 1987 Employee Stock Purchase Plan, and thereafter will provide me with annual updates and copies of any revised versions of the prospectus. Therefore, before my options received under the Plan are exercised to purchase Shares, I will have the opportunity (after receiving the prospectus and before the Exercise
         Date) to withdraw from the Plan and have returned to me all the money that was deducted from my pay for the purpose of purchasing shares. I acknowledge that I have received a copy of the complete "Octel Communications Corporation 1987 Employee Stock Purchase Plan." I understand that my partici pation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:

         Your name
                   ---------------------------------------------------------
                      As you wish it to appear on the stock certificate

         and

         Other*
                   ----------------------------------------------------------
                      As you wish it to appear on the stock certificate

* Please Note: If you wish for another person's name to appear on the stock certificate in addition to you own, you must check off one of the selections below to specify the type of ownership. This selection will be indicated on your stock certificate.

_____ TENANTS IN COMMON - Abbreviated as "TEN COM," may be specified to identify two or more owners.

_____ JOINT TENANCY WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON - Abbreviated as "JT TEN," may be specified to identify two or more joint owners.

_____ TENANTS BY THE ENTIRETIES - Abbreviated as "TEN ENT," (not appropriate for California residents) may be specified for ownership by husband and wife.

_____    COMMUNITY PROPERTY - If specified, will not be abbreviated.

6. I understand that if I dispose of any shares received by me pursuant to the Plan, either (1) within 2 years after the Offering Date (the first day of the offering period during which I purchased such shares) or (2) within 1 year after the date on which such shares were transferred to me, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares.

         I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY SUCH DISPOSITION.

         However, if I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be treated as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. The federal income tax treatment of ordinary income and capital gain and loss is described in the Company's prospectus relating to the Stock Purchase Plan.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. I understand that my enrollment is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. I FURTHER ACKNOWLEDGE AND UNDERSTAND THAT THE COMPANY'S OBLIGATION TO SELL SHARES TO ME IS CONDITIONAL UPON COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS, AND SPECIFICALLY CONDITIONAL UPON THE EXISTENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGARDING THE SHARES WHICH I WILL PURCHASE ON THE DATE OF THAT PURCHASE.

9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:


NAME:  (Please print)
                     ----------------------------------------------------------
                             (First)         (Middle)          (Last)

--------------------------                           --------------------------
Relationship
                                                     --------------------------
                                                     (Address)


NAME:  (Please print)
                     ----------------------------------------------------------
                             (First)         (Middle)          (Last)

--------------------------                           --------------------------
Relationship
                                                     --------------------------
                                                     (Address)


NAME:  (Please print)
                     ----------------------------------------------------------
                             (First)         (Middle)          (Last)

--------------------------                           --------------------------
Relationship
                                                     --------------------------
                                                     (Address)


NAME:  (Please print)
                     ----------------------------------------------------------
                             (First)         (Middle)          (Last)

--------------------------                           --------------------------
Relationship
                                                     --------------------------
                                                     (Address)



         Note: You may use the back side of this form to list any additional beneficiary(ies) than those above or attach a list of your own.


Dated:
      ------------------  ---------------------------  ------------------------
                             Signature of Employee           Print Name